Exhibit 7.1


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 3, 1996 by and between PUROFLOW INCORPORATED, a Delaware corporation (the "Company"), and person whose name appears on the signature page attached hereto (the "Holder").

         WHEREAS, pursuant to a Private Placement Memorandum dated May 1, 1996 (the "Memorandum), the Company has offered (the "Offering"), through Toluca Pacific Securities Corporation (the "Placement Agent"), for sale shares of its common stock, $.01 par value (the "Common Stock"), on a "best efforts 2,500,000 share maximum - 1,200,000 share minimum" basis (collectively the "Shares");

         WHEREAS, in order to induce the Holder to purchase the Shares, the Company and the Holder have agreed to enter into this Agreement; and

         WHEREAS, it is intended by the Company and the Holder that this Agreement shall become effective immediately upon the acquisition by the Holder of the Shares;

         NOW, THEREFORE, in consideration of the premises, promises and the mutual covenants contained herein and in the Subscription Agreement, the Company hereby agrees as follows:

REGISTRATION RIGHTS.

         1.       Registration Rights.

                  (a) Grant of Required Registration Right. The Company agrees to prepare and file a registration statement (the "Reg istration Statement"), on Form S-1 (or Form SB-2, or other Form, if permitted) with the Securities and Exchange Commission (the "SEC") no later than six (6) months from the date of the last sale of the Shares in the Offering. The Registration Statement shall include, among other things, all Shares sold in the Offering, a warrant (the "PA Warrant"), granted by the Company to the Placement Agent and all the shares of Common Stock issuable upon exercise thereof (the "PA Shares"). The Company further agrees that it shall cause such Registration Statement to become effective and remain effective for a period of twelve months (12) from the date the date the SEC declares such Registration Statement effective. The Shares, the PA Warrant and the PA Shares shall collectively be referred to herein as the "Registrable Securities". Should this registration or the effectiveness thereof be delayed by the Company, the exercisability of the Purchase Options shall be extended for a period of time equal to the delay in registering the Registrable Securities caused by the Company. Moreover, the Company agrees that from the net proceeds raised in the Offering, it shall at the closing of the Offering deposit $50,000.00 of such proceeds into a segregated account F/B/O PUROFLOW INCORPORATED SHARE SUBSCRIBERS mutually acceptable to the Placement Agent and the Company. The $50,000.00 shall be released automatically to TPSC F/B/O


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Puroflow Inc., Share Subscribers  (including the Holder), if the Company has not filed the Registration Statement with the SEC by the target date, such funds shall then be used solely in connection with the preparation and filing of a registration statement covering the Shares, in the event such funds are released from the special account to TPSC including the holder, the Company further agrees that is shall take all necessary or advisable expeditiously to assist the Holders in causing such registration statement to be filed and become and remain effective, including, but not limited to, signing all documents (including the registration statement) to effect such action.

                  (b) Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, and the Holder(s) shall pay any and all underwriting and broker-dealer discounts, commissions and non-accountable expenses of any underwriter or broker-dealer selected by the Holder(s) to sell the Registrable Securities. The Company agrees to use its prompt best efforts to cause the filing required herein to become effective and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s) (but in no event more than ten (10) states); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause the Company to be obligated to qualify to do business in such State or execute a general consent to service or process.

                  (c) "Piggyback Registration". If the Company at any time after the date of this Agreement proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act") (other than in connection with a merger or pursuant to Form S-8 or other comparable form), and any shares sold in the Offering to the Holders are at such time not registered for sale under the Act, the Company shall include all such shares in such registration statement if such registration statement does not related to any underwritten public offering. If such registration statement relates to an underwritten public offering, the Company shall request that the managing underwriter (if any) of such underwritten offering include the Shares in the registration statement for the underwritten offering in such registration. If such managing underwriter agrees to include the Registrable Securities in the registration statement relating to the underwritten offering, the Company shall at such time give prompt written notice to all Holders of its intention to effect such registration and of such Holders' right under such proposed registration, and upon the request of any such Holder delivered to the Company within twenty (20) days after giving such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall include such Registrable Securities held by such Holder requested to be included in such registration; provided, however, that:

                           (i)      If, at any time after giving such written
notice of the Company's intention to register any of the Holders' Registrable

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Securities and prior to the effective date of the  registration  statement filed in connection with such registration, the Company shall determine for any reason not to file the reg istration statement wherein the Registrable Securities are being registered or to delay the registration of such Registrable Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection
therewith  or  to  register   the   Registrable   Securities   in  a  subsequent
registration); and in the case of a determination to delay a registration, the Company shall thereupon be permitted to delay registering any Registrable Securities for the same period as the delay in respect of securities being registered for the Company's own account.

                           (ii)     If the managing underwriter in such
underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Securities requested by the Holders to be included in the registration statement, then distribution of all or a specified portion of the Registrable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of the Registrable Securities, such portion to be excluded shall be allocated among such holders and any affiliates of the Company including securities to be registered in such underwritten offering in proportion to the respective number of Registrable Securities and other securities requested to be registered by each such Holder and affiliate). In such event the Company shall give the applicable Holders prompt notice of the number of Registrable Securities excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement.

                  (d) Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Registrable Securities are sold or become capable of being publicly sold without registration under the 1933 Act;

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                  (b) prepare and file with the Commission  such  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

                  (c) furnish to the Holders such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holders may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holders;

                  (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holders, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to file therein any general consent to service of process or to be subject to any escrow or other similar conditions;

                  (e) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (f) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (g) notify the Holders of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (h) take such other actions as shall be reasonably requested by any Holders to facilitate the registration and sale of the Registrable Securities; provided, however, that the Company

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shall not be obligated to take any actions not specifically  required  elsewhere herein which in the aggregate would cost in excess of $1,000.

         3. Exclusion of Certain Securities in Registration State ment; No Other Registration Statements. The Company hereby rep resents, warrants and agrees that (i) other than the Registrable Securities it shall not allow or permit any other Securities of the Company to be included in the Registration Statement, and (ii) for a period of twelve (12) months from the date the SEC declares the Registration Statement effective, the Company shall not file any other
Registration Statement with the SEC without the prior permission from the Placement Agent.

         4. Expenses. All expenses incurred in any registration of the Holder's Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders', limited to no more than ten (10) states, Registrable Securities under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d); provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registrable Securities sold in the Offering or (c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

         5.       Indemnification.  In the event any Registrable
Securities are included in a registration statement pursuant to this Agreement:

                  (a) Company Indemnity. Without limitation of any other indemnity provided to any Holder, either in connection with the offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged

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omission to state  therein a material  fact  required to be stated  therein,  or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and in each case, the Company shall reimburse the Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any other officer, director or controlling person thereof.

                  (b) Holder Indemnity. The Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and in each case the Holder shall reimburse the Company, affiliate, officer or director or shareholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly by such Holder or any other officer, director or controlling person thereof to the Company in connection with the registration of Registrable Securities. Notwithstanding the above, the Holder's indemnification shall be limited to the dollar value of the securities being registered for the account of the Holder.

                  (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 5 of notice of the com mencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section  5,  deliver  to  the  indemnifying   party  a  written  notice  of  the
commencement thereof and the indemnifying party shall have the right to par ticipate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified

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party shall have the right to retain its own counsel in  combination  with other parties who have entered into substantially identical agreements, with the fees and expenses to be paid by the indemnifying party, if the indemnified party based upon advice of counsel reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement. There can be no settlement without the indemnifying party's prior consent.

                  (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

                  (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

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         6.       Remedies.

                  (a) Time is of the Essence. The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holder to sell its Registrable Securities as quickly as possible after such Holders have indicated to the Company that they desire their Registrable Securities to be registered. Any delay on the part of the Company not expressly permitted under this Agreement, shall be deemed a material breach of this Agreement.

                  (b) Remedies Upon Default or Delay. The Company acknowledges the breach of any part of this Agreement may cause irreparable harm to the Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

         7.       Notices.

                  (a) All communications under this Agreement shall be in writing and shall be mailed by certified mail return receipt requested, postage prepaid, or telegraphed or telexed with con firmation of receipt or delivered by hand or by overnight delivery service,

                           (i)      If to the Company, at:

                                    Puroflow Incorporated
                                    16559 Saticoy Street
                                    Van Nuys, California 91406
                                    Attention: Michael H. Figoff

or at such other address as it may have furnished in writing to the Holder of Registrable Securities at the time outstanding, or

                           (ii)     if to the Holder of any Registrable
Securities, to the address of such Holder as it appears in the stock ledger of the Company.

                  (b) Any notice so addressed, when mailed by certified mail return receipt requested shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or over night delivery service shall be deemed to be given when delivered.

         8. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

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         9. Amendment,  Waiver and  Termination.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holder. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Upon the conversion of the Warrants offered in the Offering into identical warrants as are included in any registration statement pursuant to Paragraph l(a) hereof, this Agreement shall terminate and be null and void. Thereafter, the Warrants shall be governed by the public warrant agreement relating to such warrants.

         10. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         11. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to conflicts of law principles.

         12. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         13. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

PUROFLOW INCORPORATED

By:
     Name:                              Signature of Holder
     Position:

                                        Print Name of Holder

                                        Print address of Holder


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